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                                                                 EXHIBIT 23.2.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this Amendment No. 3 to Registration Statement of MeriStar Hotels & Resorts, Inc. on Form S-1 (File No. 333-49881) of our report dated February 6, 1998 on our audits of the financial statements of Winston Hospitality, Inc. as of October 31, 1997 and December 31, 1996 and for the ten months ended October 31, 1997 and the years ended December 31, 1996 and 1995. We also consent to the references to our firm under the caption "Experts".

                                          /s/ COOPERS & LYBRAND L.L.P.

Raleigh, North Carolina

June 18, 1998